UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 22, 2024
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Cactus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38390	35-2586106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300
Houston, Texas 77024
(Address of principal executive offices)
(Zip Code)

(713) 626-8800
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	WHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2024, Cactus, Inc. (the “Company”) appointed Jay Nutt as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, with an anticipated start date of June 3, 2024. Mr. Nutt will serve as the Company’s Principal Financial Officer and Principal Accounting Officer. Mr. Nutt will replace Alan Keifer, who has been serving as the Company’s Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer. Mr. Nutt will also replace Stephen Tadlock in his capacity as the Company’s Treasurer. Mr. Tadlock will continue serving as Executive Vice President of the Company and Chief Executive Officer of the Company’s Spoolable Technologies segment.

Prior to joining the Company, Mr. Nutt, age 61, served from 2020 until 2021 as Senior Vice President and Chief Financial Officer of ChampionX Corporation (“ChampionX”), which was formed through the 2020 merger of the businesses of Apergy Corporation and ChampionX Holding Inc., the upstream energy businesses of Ecolab Inc. Prior to the formation of ChampionX, Mr. Nutt served as Apergy’s Senior Vice President and Chief Financial Officer since 2018 when Apergy became a stand-alone publicly traded company as a result of the carve-out of the Dover Energy operating segment of Dover Corporation. Prior to ChampionX and Apergy Corporation, Mr. Nutt was Senior Vice President and Controller of TechnipFMC plc, from 2017 to 2018, he was Vice President, Controller and Treasurer of FMC Technologies, Inc., from 2015 to 2017, and Vice President and Controller of FMC Technologies, Inc., from 2009 through October 2015. Mr. Nutt became Corporate Controller of FMC Technologies, Inc. in 2008 and prior to that held multiple positions in FMC Corporation and FMC Technologies, leading the financial operations of multiple business units. Mr. Nutt received his undergraduate degree in accounting from Michigan State University and an MBA from Loyola University of Chicago.

There are no arrangements or understandings between Mr. Nutt and any other person pursuant to which he was appointed as Executive Vice President, Chief Financial Officer and Treasurer of the Company. There are no family relationships between Mr. Nutt and any director or executive officer of the Company. There are no transactions in which Mr. Nutt has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Nutt’s offer letter provides that he will receive an annualized base salary of $450,000 and will be eligible to participate in the Company’s Management Incentive Plan. As a participant in the Company’s Management Incentive Plan, Mr. Nutt will be eligible to receive a bonus of up to 80% of his base salary if the Company satisfies certain financial and operational metrics and depending on Mr. Nutt’s personal contributions (the “non-stretch bonus”) and, if the Company meets more stringent performance measures, Mr. Nutt will be eligible to receive an additional bonus of up to 40% of the non-stretch bonus actually earned (or a bonus of up to 112% of his base salary). Mr. Nutt’s 2024 bonus will be pro-rated to reflect the portion of the year that Mr. Nutt serves as Executive Vice President, Chief Financial Officer and Treasurer of the Company, with the performance measures based on the Company’s full year 2024 results.

In addition, with approval of the Board of Directors, Mr. Nutt will be eligible to participate in the Company’s annual long-term incentive program, which is expected to include an initial grant within 60 days of the start of Mr. Nutt’s employment of one times Mr. Nutt’s base salary in restricted stock units (“RSUs”) and one times Mr. Nutt’s base salary in performance restricted stock units (“PSUs”). The RSUs are expected to vest ratably over three years in equal amounts. The PSUs are expected to vest subject to return on capital employed metrics measured over the three-year period beginning January 1, 2024 and ending December 31, 2026 and may vest at up to two times the base target based on performance achieved. Similar grants are expected to be made the first quarter of each year in which Mr. Nutt continues to be employed beginning in 2025.

Mr. Nutt will also be eligible to participate in employee benefit plans and arrangements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cactus, Inc.

May 28, 2024	By:	/s/ William Marsh
Date	Name:	William Marsh
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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